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                                                                    EXHIBIT 99.1

[CEPHALON LOGO]

                                                                            News

                                                                        CONTACT:
                                                       MEDIA: Sheryl L. Williams
                                                                    610-738-6493
                                                          SWILLLIAM@CEPHALON.COM

                                                                 Robert W. Grupp
                                                                    610-738-6402
                                                             RGRUPP@CEPHALON.COM

                                             INVESTORS: Robert S. (Chip) Merritt
                                                                    610-738-6376
                                                           CMERRITT@CEPHALON.COM


FOR IMMEDIATE RELEASE

         CEPHALON ANNOUNCES POSITIVE RESULTS OF PROVIGIL CLINICAL STUDY
                          IN SHIFT WORK SLEEP DISORDER

           COMPANY TO FILE SUPPLEMENTAL NEW DRUG APPLICATION TO EXPAND
                               PROVIGIL(R) LABEL

         WEST CHESTER, PA - OCTOBER 23, 2002 -- Cephalon, Inc. (Nasdaq: CEPH) announced today that results of its clinical study evaluating PROVIGIL(R) (modafinil) C-IV in patients with shift work sleep disorder (SWSD) showed statistical significance on both primary endpoints of the study.

         The 12-week randomized double-blind placebo-controlled study included 209 patients with a ICSD-confirmed diagnosis of shift work sleep disorder randomized to either 200 mg PROVIGIL or placebo. The ICSD -- or International Classification of Sleep Disorders -- is widely accepted as a tool for clinical practice and research in sleep disorders medicine.

         Patients in the study received PROVIGIL or placebo as a single dose given prior to the start of their night shift. The study showed that PROVIGIL significantly improved wakefulness compared to placebo, as measured by the Multiple Sleep Latency Test (MSLT), an objective measure of sleepiness
(p less than 0.01). In addition, patients treated with PROVIGIL showed significant improvement in their clinical condition as measured by the Clinical Global Impression of Change (CGI-C) when compared to patients treated with placebo (p less than 0.0001).

                                   -- MORE --


--------------------------------------------------------------------------------
 SOURCE: Cephalon, Inc. o 145 Brandywine Parkway o West Chester, PA 19380-4245
                     o (610) 344-0200 o Fax (610) 344-0065

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Cephalon Announces Positive Results of PROVIGIL Study in Shift Work Sleep
Disorder

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         PROVIGIL was well tolerated. The most commonly reported adverse events in this study were consistent with those described in the current product label. The complete study data are expected to be presented at a major medical meeting in 2003.

         Shift work sleep disorder is classified by the American Academy of Sleep Medicine as a circadian rhythm sleep disorder. It consists of symptoms of insomnia or excessive sleepiness that occur in relation to work scheduled during the habitual hours of sleep. Excessive sleepiness usually occurs during shifts (mainly nights) and is associated with the propensity to fall asleep and impaired mental ability because of reduced alertness.

         "This is the largest clinical study ever conducted evaluating excessive sleepiness in patients with shift work sleep disorder," said Dr. Paul Blake, Senior Vice President of Clinical Research and Regulatory Affairs at Cephalon. "One of the most important findings from this study was that patients with shift work sleep disorder have levels of pathological sleepiness at baseline that are similar to patients with untreated narcolepsy or untreated obstructive sleep apnea."

         Frank Baldino, Jr., PhD, Chairman and CEO of Cephalon, added, "These positive study results are an important part of our Supplemental New Drug Application to expand the label for PROVIGIL, which we expect to file with the Food and Drug Administration by the end of the year."

PROVIGIL

         PROVIGIL is the first in a new class of wake-promoting agents. While its exact mechanism of action is not known, the drug acts selectively in areas of the brain believed to regulate normal wakefulness. Launched in the U.S. in February 1999, the drug is currently approved in more than 20 countries for the treatment of excessive daytime sleepiness associated with narcolepsy. For full prescribing information about PROVIGIL, please visit HTTP://WWW.PROVIGIL.COM.

                                   -- MORE --


--------------------------------------------------------------------------------
 SOURCE: Cephalon, Inc. o 145 Brandywine Parkway o West Chester, PA 19380-4245
                     o (610) 344-0200 o Fax (610) 344-0065

Cephalon Announces Positive Results of PROVIGIL Study in Shift Work Sleep
Disorder

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CEPHALON, INC.

         Founded in 1987, Cephalon, Inc. is an international biopharmaceutical company dedicated to the discovery, development and marketing of innovative products to treat sleep and neurological disorders, cancer and pain.

         Cephalon currently employs approximately 1,200 people in the United States and Europe. U.S. sites include the company's headquarters in West Chester, Pennsylvania, and offices and manufacturing facilities in Salt Lake City, Utah. Cephalon's major European offices are located in Guildford, England, and at Laboratoire L. Lafon in Maisons-Alfort, France. For more information on Cephalon, please visit HTTP://WWW.CEPHALON.COM.

         The company currently markets three proprietary products in the United
States: PROVIGIL(R) (modafinil) Tablets [C-IV], GABITRIL(R) (tiagabine hydrochloride) and ACTIQ(R) (oral transmucosal fentanyl citrate) [C-II] and more than 20 products internationally. Full prescribing information on Cephalon's U.S. products is available by calling 1-800-896-5855.


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--------------------------------------------------------------------------------
 SOURCE: Cephalon, Inc. o 145 Brandywine Parkway o West Chester, PA 19380-4245
                     o (610) 344-0200 o Fax (610) 344-0065